     NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE
      SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE
        SECURITIES LAW. NO SALE OR OTHER TRANSFER OF THE WARRANT REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON
      EXERCISE THEREOF MAY BE MADE EXCEPT AS PERMITTED BY THE ACT AND
       APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR
             QUALIFICATION THEREUNDER OR EXEMPTION THEREFROM.

                          WARRANT TO PURCHASE SHARES OF
                   COMMON STOCK, $.01 PAR VALUE PER SHARE, OF
                                JAMTV CORPORATION

                                 JANUARY 1, 1999

         This certifies that, for value received, Source Enterprises, Inc. (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from JAMtv Corporation, a Delaware corporation (the "Issuer"), subject to adjustment pursuant to the terms hereunder, up to Seventy Five Thousand (75,000) fully paid and nonassessable shares of common stock, $.01 par value (the "Common Stock"), of the Issuer at an exercise price equal to Ten Dollars ($10.00) per share (the "Exercise Price") (such shares of Common Stock and other securities issued and issuable upon exercise of this Warrant are sometimes referred to herein as the "Warrant Shares"). This Warrant was originally issued in connection with the execution and delivery of an Affiliation Agreement, dated as of January 1, 1999, by and between the Issuer and the Holder (the "Affiliation Agreement"). Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Affiliation Agreement.

         Section 1.        EXERCISE OF WARRANT.

                  (a) Subject to the provisions hereof, this Warrant may be exercised, in whole or in part (but not as to a fractional share), at any time and from time to time before the Cancellation Date, as defined below, and on or after the earliest to occur of the following events (each, a "Trigger Event"): (i) the date on which the Affiliation Agreement has been in full force and effect for a period of five continuous years from the date hereof, or (ii) a Qualified Public Offering, as defined below, or (iii) a Qualified Private Offering, as defined below. The "Cancellation Date" shall be the earliest to occur of the following dates: (x) the date on which the Affiliation Agreement terminates if such termination occurs during the Initial Term, as defined in the Affiliation Agreement, or (y) the expiration of the Initial Term if the Affiliation Agreement is not renewed beyond the Initial Term and a Trigger Event has not then occurred, PROVIDED, HOWEVER, that if a Qualified Public Offering or a Qualified Private Offering occurs within six months after such expiration date, then the Cancellation Date described in this subsection (y) shall be extended automatically and without further action of the Holder or the Issuer until December 31, 2008, or (z) December 31, 2008. If then currently exercisable, the Warrant may be exercised by presentation and surrender hereof to the Issuer at the address which, in accordance with the provisions of Section 8 hereof, is then effective for notices to the Issuer, with the Election to Purchase Form annexed hereto as SCHEDULE I, duly executed and accompanied by payment to the Issuer as further set forth below in this Section 1, for the account of the Issuer, of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. The Issuer shall maintain at its principal place of business a register for the registration of this Warrant and registration of transfer of this Warrant. The Exercise Price for the number of Warrant Shares specified in the Election to Purchase Form shall be payable in United States Dollars (if applicable) by (i) cash, (ii) a certified check payable to the order of the Issuer, (iii) shares of the Issuer's common stock duly endorsed over to the Issuer (which shares shall be valued at the Fair Market Value (as defined below)), (iv) written direction to an authorized broker to sell the Warrant Shares purchased pursuant to such exercise immediately for the account of the Holder and pay an appropriate portion of the proceeds thereof to the Issuer, or (v) any combination of such methods of payment which together amount to the full exercise price of the Warrant Shares purchased pursuant to the exercise of the Warrant plus the amount, if any, of any applicable taxes which the Issuer is required to withhold.

                  As used herein, "Qualified Public Offering" shall mean a primary or secondary sale of shares of Common Stock to the public pursuant to a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), where the aggregate net proceeds to the Issuer (after deducting underwriting discounts and commissions and expenses of the offering) from the offering of the shares of Common Stock so registered are at least $15,000,000.

                  As used herein, "Qualified Private Offering" shall mean a private offering of equity securities where the aggregate net proceeds to the Issuer from the offering of such securities are at least $15,000,000.

                   (b) Each certificate representing shares initially issued upon exercise of this Warrant (and subsequently issued if appropriate), unless at the time of exercise such shares have been sold pursuant to an effective registration statement under the Securities Act, shall bear the following legend (and any additional legend required by applicable securities laws or any securities exchange or the NASDAQ Stock Market at the time of such exercise) on the face thereof:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

         Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the registered holder thereof reasonably acceptable to the Issuer, the shares represented thereby need no longer be subject to the restrictions in this Section 1(b). The provisions of this Section 1(b) shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant.

                  (c) Notwithstanding any provisions herein to the contrary, if the Fair Market Value (hereinafter defined) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Election to Purchase and notice of such election in which event the Issuer shall issue to the Holder (the date thereof being the "Exercise Date") a number of shares of Common Stock computed using the following formula:

                              Y (A-B)
                      X =     ------
                                A

             Where            X =  the number of shares of Common Stock to be
                                   issued to the Holder

                              Y  = the total number of shares of
                                   Common Stock purchasable under the
                                   Warrant or, if only a portion of the
                                   Warrant is being exercised, the
                                   portion of the Warrant being
                                   canceled (at the date of such
                                   calculation)

                              A  = the Fair Market Value of one share
                                   of the Issuer's Common Stock (at the
                                   date of such calculation)

                              B = Exercise Price (as adjusted to the date
                                  of such calculation)

         For purposes of the above calculation, if the Common Stock is listed or quoted on a national securities exchange, the NASDAQ Stock
         Market, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of the Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date or, if no such price is reported on such date, such price on the next preceding business day; provided, however, that if no such price is reported on the next preceding business day, or if the Common Stock is not listed or quoted on a national securities exchange, the NASDAQ Stock Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined in good faith by the Board of Directors to represent the Fair Market Value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Issuer); and upon request of the Holder, the Board of Directors (or a representative thereof) shall promptly notify the Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined in good faith by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Issuer), (B) the Board of Directors shall make such a determination within 10 days of a request by the Holder that it do so, and (C) the exercise of this Warrant pursuant to subsection 1(c) shall be delayed until such determination is made.

                  (d) The Holder (and its transferees) shall not effect any public sale or distribution of Warrant Shares issued upon exercise of this Warrant (including any sale under Rule 144 promulgated under the Securities Act) during the 14 days before and the 180 days after the effective date of a registration statement filed by the Issuer under the Securities Act in connection with an underwritten offering of Common Stock, except as may be permitted as part of such underwritten registration.

                  (e) No Warrant Shares shall be issued upon exercise of this Warrant until the Holder (or its transferees) executes and delivers to the Issuer its agreement to be bound by the terms and conditions of the Stockholders' Agreement, dated as of June 2, 1997, as amended, by and between the Issuer and its stockholders, as the same may be amended from time to time (the "Stockholders' Agreement"), unless at the time of exercise, such agreement has terminated in accordance with its terms. The Holder (and its transferees) shall be bound by, and deemed to be a party to, the Stockholders' Agreement even if the Issuer issues Warrant Shares without the Holder (or its transferees) executing and agreeing to be bound by the terms of such agreement.

         Section 2. RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER. The Issuer hereby agrees to reserve for issuance and/or delivery upon exercise of this Warrant such number of Warrant Shares as shall be required for issuance or delivery upon exercise of this Warrant in full. The Issuer represents, warrants and covenants that all Warrant Shares issued upon exercise of this Warrant will be, upon issuance in accordance with the terms hereof, fully paid and non-assessable. The Warrant surrendered upon exercise shall be canceled by the Issuer. After the Cancellation Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant. The Issuer further agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer.

         Section 3. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. Any attempted transfer of this Warrant, the Warrant Shares or any new Warrant not in accordance with this Agreement shall be null and void, and the Issuer shall not in any way be required to give effect to such transfer. No transfer of this Warrant shall be effective for any purpose hereunder until (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, (ii) the transferee shall first agree in a writing delivered to the Issuer to be bound by all the provisions of this Warrant, and (iii) an opinion of counsel (reasonably satisfactory to the Issuer) is provided to the Issuer that states that the transfer is exempt from registration under the Securities Act. Upon surrender of this Warrant to the Issuer by any transferee authorized under the provisions of this Section 3, the Issuer shall, without charge, execute and deliver a new Warrant registered in the name of such transferee at the address specified by such transferee, and this Warrant shall promptly be canceled. The Issuer may deem and treat the registered holder of any Warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant, if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new Warrant issued in the name of the transferee.

         Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new
Warrant of like tenor and date.

         Section 4. RIGHTS OF HOLDER. Neither a Holder nor his transferee by devise or the laws of descent and distribution or otherwise shall be, or have any rights or privileges of, a stockholder of the Issuer with respect to any Warrant Shares, unless and until certificates representing such Warrant Shares shall have been issued and delivered thereto. Issuer shall issue Warrant Shares in accordance with the terms of this Warrant.

         Section 5. ADJUSTMENTS IN EXERCISE PRICE AND WARRANT SHARES. The Exercise Price and Warrant Shares shall be subject to adjustment from time to time as provided in this Section 5.

                  (a) If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or decreased, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the number of outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

                  (b) If the Issuer declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

                  (c) In the event that the Issuer shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Issuer, the Holder shall be entitled to receive upon exercise of this Warrant the amount of such assets (or, at the option of the Issuer, an amount equal to the value thereof at the time of distribution, as determined in good faith by the Issuer's Board of Directors) which would have been distributed to such Holder if it had exercised its right to exercise immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                  (d) In case of any consolidation of the Issuer with, or merger of the Issuer into, any other corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and in which no change occurs in its outstanding Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Issuer, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Issuer, except where the Issuer is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from such merger or the corporation which shall have acquired such assets or securities of the Issuer, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new Warrant, satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or exchange of securities, or upon the dissolution following such sale or other transfer, by a holder of the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such consolidation, merger, sale, transfer, or exchange. Such new Warrant shall contain the same basic other terms and conditions as this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The above provisions of this paragraph (d) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby.

                  (e) If the Issuer shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock of the Issuer that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Issuer had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the

         Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. For purposes of this paragraph, the sale of all or substantially all of the assets of the Issuer and distribution of the proceeds thereof to the Issuer's stockholders shall be deemed a liquidation.

                  (f) The term "Common Stock" shall mean the Common Stock, $.01 par value, of the Issuer as the same exists as of the date hereof or as such stock may be constituted from time to time, except that for the purpose of this Section 5, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer.

                  (g) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 5, the Issuer forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, and furnish to the Holder hereof, a certificate setting forth in reasonable detail the circumstances requiring the adjustments and the effect of the adjustments.

                  (h) Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successors and assigns of the Issuer.

                  (i) No adjustment in the Exercise Price in accordance with the provisions of this Section 5 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; provided however, that the amount by which any adjustment is not made by reason of the provisions of this paragraph (i) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  (j) If an adjustment is made under this Section 5 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 5 shall be readjusted to the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment not been made.

                  (k) If an event occurs which is similar in nature to the events described in this Section 5, but is not expressly covered hereby, the Board of Directors of the Issuer shall make or arrange for an equitable adjustment to the number of Warrant Shares and the Exercise Price.

         Section 6. TAXES ON ISSUE OR TRANSFER OF COMMON STOCK AND WARRANT. The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on the exercise of this

Warrant. Except as set forth in the preceding sentence, the Issuer shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or in respect of any transfers involved in the issue or delivery of shares or the exercise of this Warrant in a name other than that of the Holder and the person requesting such transfer, issue or delivery shall be responsible for the payment of any such tax (and the Issuer shall not be required to issue or deliver said shares until such tax has been paid or reasonable evidence for the provision of such payment has been provided to the Issuer). The Issuer shall withhold any amounts (whether in cash, securities or otherwise) relating to any applicable taxes which the Issuer is required to withhold or as otherwise required by law relating to the issuance of this Warrant or the Warrant Shares or the transfers thereof.

         Section 7. NOTICE OF ADJUSTMENT. So long as this Warrant shall be outstanding, (a) if the Issuer shall propose to pay any dividends or make any distribution upon the Common Stock, or (b) if the Issuer shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or (c) if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Issuer, or voluntary or involuntary dissolution, liquidation or winding up of the Issuer, or (d) if the Issuer shall give to its stockholders any notice, report or other communication respecting any significant or special action or event, then in such event, the Issuer shall give to the Holder, at least ten days prior to the relevant date described below, a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

         Section 8. NOTICES. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a) if to any Holder of this Warrant or holder of Warrant Shares issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose, which shall be initially:

                           SOURCE ENTERPRISES, INC.
                           215 Park Avenue South
                           11th floor
                           New York, NY 10003
                           Attn.: David Mays

                   With a copy to:

                           Schekter Rishty Goldstein & Blumenthal P.C.
                           1500 Broadway
                           New York, New York 10036

                           Attn: Neil Goldstein

         (b)      if to the Company, to:

                           JAMtv Corporation
                           640 North LaSalle Street
                           Suite 560
                           Chicago, Illinois  60610
                           Attention: Chief Executive Officer

or at such other address as may be substituted by not less than ten days' advance notice given to the other party as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three Business Days (as defined below) after the same shall have been deposited in the United States mail. "Business Day" shall mean any day that is not Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Illinois.

         Section 9. GOVERNING LAW. THE ISSUER AND THE HOLDER AGREE THAT THIS WARRANT AND THE LEGAL RELATIONS BETWEEN THE ISSUER AND THE HOLDER, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

Dated: January 1, 1999

                                      JAMTV CORPORATION

                                      By:    /s/ Howard A. Tullman
                                           -----------------------------------
                                      Name:   Howard A. Tullman
                                            ----------------------------------
                                      Title:  CEO
                                             --------------------------------

ATTEST:

/s/ Howard B. Katz
------------------------------
    (Assistant) Secretary

                                                                     SCHEDULE I

                              ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise this Warrant and to purchase ______ shares of JAMtv Corporation Common Stock issuable upon the exercise of this Warrant, and requests that certificates for such shares be issued in the name of:

------------------------------------------------------------------------------
                                     (Name)

------------------------------------------------------------------------------
                                    (Address)

------------------------------------------------------------------------------
                (United States Social Security or other taxpayer
                       identifying number, if applicable)

and, if different from above, be delivered to:

------------------------------------------------------------------------------
                                     (Name)

------------------------------------------------------------------------------
                                    (Address)

and, if the number of Warrant Shares so purchased are not all of the Warrant Shares issuable upon exercise of this Warrant, that a Warrant to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Date: _______________________, _____

Name of Registered Owner:______________________________________________________

______________________________________________________________________________

Address:______________________________________________________________________

______________________________________________________________________________

Signature:____________________________________________________________________